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February 27, 2006



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sirs:

We have read the comments contained in Sub-Item 77k of Form N-SAR of the John Hancock Tax-Advantaged Dividend Income Fund dated February 27, 2006 and we agree with the statements made therein.

Very truly yours,




DELOITTE & TOUCHE LLP







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